UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2012

SOMAXON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10935 Vista Sorrento Parkway, Suite 250, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 876-6500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 27, 2012, Somaxon Pharmaceuticals, Inc. (“Somaxon”) entered into an Office Lease Agreement (the “Lease”) with SB Corporate Centre III-IV, LLC (the “Landlord”) to lease approximately 4,595 rentable square feet of office space in Suite 200 of the building located at 440 Stevens Avenue, Solana Beach, California 92075 (the “New Premises”). The Lease will commence on September 1, 2012. Somaxon intends to use the New Premises as its new corporate headquarters.

The Lease will expire on September 30, 2014. Somaxon paid the Landlord the first month’s rent of $13,785.00 plus a security deposit of $43,873.52, which is equal to the sum of the last three months’ rent under the Lease. The monthly rent will be $13,785.00, which will increase by 3.0% annually after the first year of the term of the Lease. Somaxon will also be responsible for utilities it uses in the leased premises. Beginning in 2014, Somaxon will also reimburse the Landlord for its proportional share of any increases in operating expenses (as defined in the Lease) for the New Premises over such operating expenses for the calendar year of 2013. The Lease contains customary default provisions allowing the Landlord to terminate the Lease if Somaxon fails to remedy a breach of any of its obligations within specified time periods, or upon bankruptcy or insolvency of Somaxon.

A complete copy of the Lease is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the terms of the Lease is qualified in its entirety by reference to such exhibit.

Item 1.02	Termination of a Material Definitive Agreement.

On August 24, 2012, Somaxon and TREA Pacific Plaza, LLC (“TREA”) entered into a Lease Termination Agreement (the “Termination Agreement”) to terminate the Office Lease dated May 24, 2011 (the “Old Lease”) relating to Somaxon’s current headquarters located at 10935 Vista Sorrento Parkway, Suite 250, San Diego, CA 92130 (the “Old Premises”). Under the Termination Agreement, the Old Lease will expire on September 7, 2012 rather than the original expiration date of October 31, 2016. In exchange for the termination of the Old Lease, Somaxon will forfeit to TREA the standby letter of credit in the amount of $200,000 provided to TREA as a deposit in connection with the execution of the Old Lease, and will transfer to TREA all of the furniture contained in the Old Premises that Somaxon will not be utilizing in the New Premises. Except for such obligations and Somaxon’s obligation to pay to TREA rent and reimbursable expenses through the termination date of the Old Lease, neither Somaxon nor TREA shall have any remaining obligations or liability to the other party under the Old Lease after the termination date.

A complete copy of the Termination Agreement is filed herewith as Exhibit 10.2 and incorporated herein by reference. The foregoing description of the terms of the Termination Agreement is qualified in its entirety by reference to such exhibit.

Item 7.01.	Regulation FD Disclosure

Somaxon entered into the Lease relating to the New Premises and the Termination Agreement relating to the Old Premises for the purpose of reducing its operating expenses. Somaxon estimates that as a result of these agreements it will realize annual cost savings relating to its office space of approximately $183,000 per year, and its aggregate future contractual obligations relating to office space have been reduced by approximately $1.2 million.

The foregoing information in Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 7.01 of this Current Report on Form 8-K.

By filing this Current Report on Form 8-K and furnishing this information, Somaxon makes no admission as to the materiality of Item 7.01 in this report. Somaxon undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Office Lease Agreement between Somaxon Pharmaceuticals, Inc. and SB Corporate Centre III-IV, LLC dated August 27, 2012

10.2	Lease Termination Agreement between Somaxon Pharmaceuticals, Inc. and TREA Pacific Plaza, LLC dated August 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.
Date: August 29, 2012
	By:	/s/ Matthew W. Onaitis
	Name:	Matthew W. Onaitis
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Office Lease Agreement between Somaxon Pharmaceuticals, Inc. and SB Corporate Centre III-IV, LLC dated August 27, 2012

10.2	Lease Termination Agreement between Somaxon Pharmaceuticals, Inc. and TREA Pacific Plaza, LLC dated August 24, 2012